UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 7.01 Regulation FD Disclosure.

On February 4, 2020, Flux Power Holdings, Inc. (the “Company”) issued a press release announcing that it has received an order for several hundred ground support equipment (GSE) Packs for a global airline. The order was facilitated by Flux Power’s GSE distribution partner Averest, Inc. The nearly $6M order, on a retail basis, will be delivered in scheduled shipments throughout 2020 (subject to cancellations and/or change orders). The 80V, 300Ah lithium-ion battery packs will be deployed to power a fleet of baggage tractors at airports across North America.

Additionally, the Company announced that it has signed a Master Purchase Agreement with one of its existing Fortune 500 global heavy equipment customers. This new multi-year contract covers a broad range of lithium-ion battery packs for use in material handling equipment. The Company has been shipping packs to this customer beginning in Fall 2018, which has led to this agreement.

The Company plans to report results for its FY’20 Quarter Ending December 31, 2019 on February 11, 2020.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated February 4, 2020

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: February 4, 2020	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

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